BHR INSTITUTIONAL FUNDS

                                     BY-LAWS

                  These By-laws (the "By-laws") of BHR Institutional Funds (the "Trust"), a Delaware statutory trust, are subject to the Trust's Agreement and Declaration of Trust dated June 2, 2006 as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

                                    ARTICLE I
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                                     OFFICES
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         SECTION 1.1 DELAWARE OFFICE The registered office of the Trust in
Delaware and the name and address of its resident agent for service of process shall be as set forth in the Certificate of Trust of the Trust, as filed with the Secretary of State of Delaware on June 2, 2006 and as may be amended and restated from time to time.

         SECTION 1.2 PRINCIPAL Office The principal office of the Trust shall be located in such location as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.


                                   ARTICLE II
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                           OFFICERS AND THEIR ELECTION
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         SECTION 2.1 OFFICERS. The officers of the Trust shall be a President, a
Treasurer, a Secretary, a Chief Compliance Officer and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

         SECTION 2.2 ELECTION OF OFFICERS. Two or more offices may be held by a single person. Subject to the provisions of Section 2.3 hereof, the officers shall hold office until their successors are chosen and qualified and serve at the pleasure of the Trustees.

         SECTION 2.3 RESIGNATIONS. Any officer of the Trust may resign by filing a written resignation with the President, the Secretary or the Trustees, which resignation shall take effect on being so filed or at such later time as may be therein specified.

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                                  ARTICLE III
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                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES
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         SECTION 3.1 CHIEF EXECUTIVE OFFICER. Unless the Trustees have designated the Chairman as the chief executive officer of the Trust, the President shall be the chief executive officer of the Trust and shall preside at all meetings of the Shareholders.

         SECTION 3.2 TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

         SECTION 3.3 SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

         SECTION 3.4 CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer ("CCO") of the Trust shall be responsible for administering the Trust's policies and procedures adopted pursuant to Rule 38a-1(a) under the Investment Company Act of 1940, or any successor provision thereto. The CCO shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

         SECTION 3.5 VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the chief executive officer may from time to time designate. At the request or in the absence or disability of the President, the most senior Vice President present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 3.6 ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

         SECTION 3.7 ASSISTANT SECRETARY. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior Assistant Secretary present and able to act may perform all the duties of the Secretary.

         SECTION 3.8 ADDITIONAL OFFICERS. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.



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         SECTION 3.9 SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940 (the "1940 Act")) in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

         SECTION 3.10 REMOVAL. Any officer may be removed from office at any time by the Trustees.

         SECTION 3.11 REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.


                                   ARTICLE IV
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                             SHAREHOLDERS' MEETINGS
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         SECTION 4.1 NOTICES. Notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least seven days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting.

         SECTION 4.2 VOTING-PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period or (ii) an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. If any Shareholder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of another person as regards the control or management of such Shareholder's shares, such Shareholder's shares may be voted by such guardian or such other person appointed or having control, and such vote may be given in person or by proxy.

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

Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

         SECTION 4.3 BROKER NON-VOTES. At any meeting of Shareholders, the Trust will consider broker non-votes as present for purposes of determining whether a quorum is present at the meeting. Broker non-votes will not count as votes cast.

         SECTION 4.4 PLACE OF MEETING. All meetings of the Shareholders shall be held at such places as the Trustees may designate. In the absence of any such designation, Shareholders' meetings shall be held at the principal office of the Trust at the time of such meetings. Notwithstanding the foregoing, if either the President or Secretary of the Trust, or in the absence or unavailability of the President and the Secretary, any officer of the Trust, determines that the date, time or place designated for a meeting or adjourned meeting of Shareholders is not reasonably practicable or available as a result of (a) fire, flood, elements of nature, or other acts of god, (b) acts of terrorism, (c) outbreak or escalation of hostilities, war, riots or civil disorders or (d) other similar events, such officer may, without further notice to Shareholders, designate such other date, time or place for such meeting or adjourned meeting as such officer shall, in his or her sole discretion, determine.


                                    ARTICLE V
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                          SHARES OF BENEFICIAL INTEREST
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         SECTION 5.1 SHARE CERTIFICATE. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or Class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

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         SECTION 5.2 LOSS OF CERTIFICATE. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

         SECTION 5.3 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.


                                   ARTICLE VI
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                               INSPECTION OF BOOKS
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                  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

                                  ARTICLE VII
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                                   AMENDMENTS
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                  These By-laws may be amended from time to time by the
Trustees.

                                  ARTICLE VIII
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                                    HEADINGS
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                  Headings are placed in these By-laws for convenience of
reference only and, in case of any conflict, the text of these By-laws rather than the headings shall control.







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